SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2018

SYNTHETIC BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, MD 20850

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (301) 417-4364

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities

On November 26, 2018, the Board of Directors of Synthetic Biologics, Inc. (the “Company”) approved a corporate restructuring plan (the “Plan”) to reduce its cost structure as part of its commitment to shareholders to reduce operating costs.

As part of the Company’s commitment to reduce operating expenses and preserve cash, the Company eliminated positions effective December 7, 2018. The reduction included 8 employees, which represented approximately 33% of its workforce as of November 29, 2018, the date affected employees were notified. The affected employees are entitled to receive certain severance benefits as provided in the Plan.  As a result, the Company expects to realize annualized cost savings beginning with the first quarter of 2019. The Company will incur a one-time severance-related charge totaling approximately $409,000 which will be recorded in the fourth quarter of 2018. The Company believes that the aforementioned costs represents its best estimate of the anticipated charges to be incurred although the Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the Plan.

This Item 2.05 contains forward-looking statements, including information regarding the Company’s corporate restructuring plan. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b) Departure of a Named Executive Officer.

On November 26, 2018, the Company received a letter from Joseph A. Sliman, M.D., MPH. purporting to terminate his Employment Agreement, dated January 17, 2017, with the Company for “good reason” effective December 7, 2018, alleging a material reduction in his duties, authorities, and responsibilities as an executive of the Company. Dr. Sliman had served as the Company’s Chief Medical Officer. As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 10, 2018, on October 9, 2018, the Company received a letter from Joseph A. Sliman, M.D., MPH., its Chief Medical Officer purporting to provide notice of a right to terminate his Employment Agreement, dated January 17, 2017, with the Company for “good reason”, alleging a material reduction in his duties, authorities, and responsibilities as an executive of the Company.

The Employment Agreement with Dr. Sliman was by its terms due to expire in January 2019. The Company is reviewing with legal counsel its rights and remedies and it disputes certain aspects regarding Dr. Sliman’s attempt to terminate his Employment Agreement for “good reason”. As previously reported, Michael Kaleko, M.D., Ph.D., Senior Vice President, Research & Development has assumed Dr. Sliman’s responsibilities in the interim, while this matter regarding Dr. Sliman’s employment remains outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2018	SYNTHETC BIOLOGICS, INC. (Registrant)

	By:	/s/ Steven A. Shallcross
Steven A. Shallcross
Interim Chief Executive Officer and Chief Financial Officer